Exhibit 10.46

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

Exhibit 10.46

1. Purpose

This severance policy (the “Policy”) is maintained by The Western Union Company and certain of its subsidiaries and affiliates (the “Company”). The purpose of the Policy is to provide temporary benefits to eligible employees whose employment is involuntarily terminated in order to assist such employees with their transition to new employment. The Policy is not intended to create a vested entitlement for employees who are offered a Comparable Position of employment or to provide benefits to employees who are terminated for a non-eligible termination reason. No employee has any vested right to any benefits under this Policy prior to the date the employee is terminated for reasons rendering the employee eligible for benefits under the express terms of the Policy. This Policy does not create any contract of employment or right to employment for any period of time. Employment with the Company is at-will and may be terminated by either the Company or the employee at any time for any reason. This Policy is intended to be interpreted and administered in accordance with the requirements of applicable law.

2. Effective Date

This Policy has been amended and restated effective August 24, 2018 (the "Effective Date"). This Policy was originally effective September 29, 2006. On the Effective Date, this Policy supersedes and replaces all severance policies previously maintained by the Company or its predecessors for the benefit of its eligible employees.

3. Application

This Policy applies solely to eligible employees of the Company who have an annual Regular Base Salary of $60,000 or more on their Termination Date, other than employees who are eligible for The Western Union Company Severance Policy (Senior Vice President-Level) or The Western Union Company Severance/Change in Control Policy (Executive Committee Level). In determining whether this Policy applies to any employee who is a Part-Time Employee, and in determining the number of months/weeks of Severance Pay payable under this Policy to such an employee, such employee’s Regular Base Salary will be converted to an annual full-time rate. A Part-Time Employee’s Regular Base Salary will not be converted in such manner for any other purpose under this Policy (including for the purpose of determining the amount of Severance Pay payable under this Policy).

4. Eligibility

Except as provided below and subject to Section 3 of this Policy, all regular Full-Time or Part-Time Employees of the Company who have been on the Company’s U.S. dollar payroll for at least three months are eligible to receive Severance Benefits according to the terms of this Policy if the Company terminates their employment after the Effective Date of this Policy for a reason set forth in Section 5. Unless otherwise expressly set forth in a written agreement between the Company and an employee, employees are not eligible to receive Severance Benefits under this Policy if, on the date their employment is terminated, they are covered by a collective bargaining agreement that does not expressly provide for eligibility for Severance Benefits under this Policy or are eligible, by virtue of an acquisition agreement or otherwise, to receive severance, termination, or similar benefits under another policy, plan, program, or agreement. In addition, temporary, casual and seasonal workers, interns, consultants, individuals

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

classified as independent contractors by the Company (even if such individuals are later reclassified as common law employees of the Company by the Company, a court or a governmental agency), other individuals who are working on an assignment for the Company through an outsource arrangement, such as a temporary staffing or leasing arrangement, and other individuals who are otherwise not classified on the Company’s U.S. payroll records as employees are ineligible for Severance Benefits under this Policy. Employees hired by the Company, whether such employment is for a set term or otherwise, under the terms of an offer letter or agreement that excludes eligibility for or payment of severance benefits, shall not be eligible for benefits under this Policy.

5. Eligible Termination Reasons

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Involuntary loss of employment with the Company as a direct result of position elimination or reduction in force (including terminations resulting from the sale of a business unit), except that employees who (1) are offered a Comparable Position with either the Company or a Successor or (2) accept employment with either the Company or a Successor (without regard to whether such employment is in a Comparable Position) are not eligible for any benefits under this Policy.
•
Any other reason the Company in its sole and absolute discretion as Policy sponsor determines should result in the payment of Severance Benefits under this Policy, provided that the reason constitutes an involuntary separation from service under Treasury regulation §1.409A-1(n) if the separation pay exception is intended to be applicable under Section 22 of this Policy.

6. Non-Eligible Termination Reasons

A non-eligible termination reason is any reason for termination that, in the Company's sole discretion, is not considered an eligible termination reason. Examples of reasons for termination that the Company generally will consider as non-eligible termination reasons include, without limitation, the following:

•
Voluntary resignation, including job abandonment or constructive termination.
•
Termination of employment in connection with the sale or transfer of any portion of the Company's business or operations to a Successor, if the employee is offered a Comparable Position with the Successor or if the employee accepts employment with the Successor (without regard to whether such employment is in a Comparable Position).
•
Misconduct as defined for purposes of this Policy.
•
Excessive absenteeism or lateness.
•
Position elimination or reduction in force, including but not limited to, position elimination or reduction in force in connection with a merger, acquisition, sale, transfer, outsourcing or subcontracting of a job function, or reorganization, if in connection with such position elimination or reduction in force the employee is offered a Comparable Position (regardless of whether or not the employee accepts or declines the offer of employment).
•
Failure to report to work or to return from a leave of absence beyond the approved leave period.
•
Return from an unprotected leave of absence and no position is available.
•
Death, disability or retirement.
•
Failure to meet performance standards or management’s loss of confidence in the employee.
•
Transfer to a position of employment that is not eligible for Severance Benefits under this Policy.
•
Position elimination or reduction in force, if the employee terminates their employment with the Company prior to the termination date designated by the Company, as determined by the Company in its sole discretion.

7. Severance Pay Schedule and Other Benefits

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

(a) Severance Pay Schedule. Employees are not eligible for any benefits under this Policy during the first three months of their employment. Employees whose employment is terminated during the first three months of their employment, in the Company's discretion, may be provided notice of termination or pay in lieu of such notice.

Salary Range	< 1 Year	1 to < 2 Years	2 to < 3 Years	3 to < 4 Years	4 to < 5 Years	5 Years +
$120,000 + (non-SVP)	6 mos	7 mos	8 mos	9 mos	10 mos	12 mos
$90,000 - $119,999	4 mos	5 mos	6 mos	7 mos	8 mos	9 mos
$60,000 - $89,999	2 mos	2.5 mos	3 mos	4 mos	5 mos	6 mos

Notwithstanding the foregoing Severance Pay schedule, hourly employees paid on a bi-weekly schedule who are eligible to receive Severance Benefits according to the terms of this Policy are eligible for Severance Pay in accordance with the following schedule:

Salary Range	< 1 Year	1 to < 2 Years	2 to < 3 Years	3 to < 4 Years	4 to < 5 Years	5 Years +
$120,000+	24 wks	28 wks	32 wks	36 wks	40 wks	48 wks
$90,000 - $119,999	16 wks	20 wks	24 wks	28 wks	32 wks	36 wks
$60,000 - $89,999	8 wks	10 wks	12 wks	16 wks	20 wks	26 wks

The number of months/weeks of Severance Pay payable to eligible employees will be determined on the basis of their Years of Service and Regular Base Salary. The amount of Severance Pay will be based upon the amount of Regular Base Salary that was payable to such individual on a semi-monthly/bi-weekly basis as of his or her Termination Date. The Company will deduct all taxes or other withholdings that are required by law to be withheld from Severance Benefits. Such Severance Pay shall be paid as provided under Section 9.

(b) Employee Benefits. Subject to the terms of the applicable plan documents, and in accordance with the Company’s policies applicable to similarly situated employees, medical, dental, vision, EAP, health savings account and health care flexible spending account benefits coverage (if applicable) shall be continued on behalf of eligible employees and their covered dependents until the last day of the month in which the Termination Date occurs. As an additional Severance Benefit under this Policy, the Company will pay to the eligible employee a lump sum amount approximately equal to the difference in cost between premiums under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA") and active employee contributions (whether or not the eligible employee was actually enrolled in the Company’s group health plans and whether or not the eligible employee has elected COBRA coverage) for the duration of the eligible employee’s Severance Period, as calculated by the Company in its sole discretion (or, if greater than the amount determined under such calculation, the amount of $1,000 gross) (the “Health Coverage Subsidy”). Such lump sum payment, which shall constitute taxable income to the eligible employee, shall be paid as provided under Section 9.

Eligible employees receiving Severance Pay (and their covered dependents, if applicable) will not be eligible to continue active participation in any Company benefit plan or program, except to the extent expressly provided otherwise under the terms of the applicable benefit plan or program.

Notwithstanding any other provision in this Policy, expatriates eligible for Severance Benefits under this Policy will receive only the greater of: 1) the Severance Benefits the expatriate would be eligible to receive under this Policy; or 2) the severance, termination, or similar pay the expatriate would be entitled

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

to receive under the local law of the country or jurisdiction where the expatriate performs his or her expatriate duties for the Company.

8. Requirement of Release and Restrictive Covenant

Payment of Severance Benefits under this Policy is conditioned upon the employee timely signing an Agreement and Release (in a form satisfactory to the Company) which will include restrictive covenants and a comprehensive release of all claims. In this Agreement and Release, the employee will be asked to release the Company and its directors, officers, employees and agents from any and all claims the employee may have against them, including but not limited to any contract or tort claims, and any claims under Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), and the Age Discrimination in Employment Act of 1967 (“ADEA”), each as amended, as well as any other federal, state or local employment or labor laws, wrongful discharge or employment claims, as well as any claims in contract, tort, or common law, and which are related to the employee’s employment with the Company or the termination of that employment, subject to applicable law. Under the Agreement and Release, the employee must also agree not to solicit business similar to any business offered by the Company from any Company customer, not to advise any entity to cancel or limit its business with the Company, not to recruit, solicit, or encourage any employee to leave their employment with the Company, not to disclose any of Company’s trade secrets or confidential information, and not to disparage the Company or its employees in any way. These obligations are in addition to any other non-solicitation, noncompete, nondisclosure, or confidentiality agreements the employee may have executed while employed by Company. Payment of Severance Benefits will not be made until on or after the eighth day following the date on which the Company has received the employee’s fully executed Agreement and Release (which has not been revoked); timing of payments will be as specified under Section 9.

If an employee’s employment is terminated for a reason covered under Section 5 but the employee dies prior to executing an Agreement and Release, his or her estate or representative may not execute an Agreement and Release and no Severance Benefits with respect to such employee are payable under this Policy.

9. Method and Timing of Payment

The amount of Severance Pay an employee is eligible to receive based upon his or her number of months/weeks of severance under the applicable schedule in Section 7(a) of this Policy (the "Severance Period") will be paid in one lump sum payment, less tax withholding and other legally allowed deductions, subject to the terms of this Policy. Severance Benefits payable in a lump sum will be paid within 30 days following the date on which the Agreement and Release required under Section 8 has been executed and is fully effective and nonrevocable, provided, however, that such lump sum payments shall in all cases be paid no later than March 15 of the calendar year following the year of the employee’s Termination Date. If an employee dies after becoming eligible for Severance Benefits and executing an Agreement and Release but before full receipt of Severance Benefits, the remaining Severance Benefits, bonus payable under Section 11, and amounts with respect to commissions and unused paid time off, subject to the terms of the applicable Company Paid Time Off Policy, payable under Section 12, if any, will be paid to the employee's estate in one lump sum within the same time period as otherwise applicable. All payments will be net of amounts withheld with respect to taxes, offsets, or other obligations.

10. Offsets

Severance Benefits payable under this Policy will be offset by any other severance, termination, or similar benefits provided by the Company or its subsidiaries or affiliates, including but not limited to any amounts

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

paid under any offer letter, employment agreement or other individual contractual arrangement, amounts paid pursuant to federal, state, or local government workers’ notification (such as payments paid pursuant to WARN during a period of time in which employees are receiving pay in lieu of notice and are not working) or office closing requirements, or statutory severance benefits provided pursuant to the law of any country or political subdivision thereof. In addition, Severance Benefits payable under this Policy will be offset by any severance, termination, end of service gratuity or similar payment, payment on account of any notice period (including but not limited to any payment made in lieu of notice or for periods during which the employee is released from further duties) or as compensation for non-competition commitments (whether paid during the term of employment or post-termination), or similar benefits or amounts, whether required by applicable law, contract, or otherwise, paid to the employee on account of the employee’s previous termination of employment with a non-U.S. subsidiary or affiliate of The Western Union Company if the employee’s service with such non-U.S. subsidiary or affiliate is taken into account in calculating Years of Service for purposes of Section 7(a) this Policy. Severance Benefits payable under this Policy also will be offset by any amounts received by the employee during the Severance Period pursuant to short-term or long-term disability plans or arrangements maintained or contributed to by the Company. Severance Payments payable under this Policy will also be offset by unemployment benefits received by employee during the Severance Period to the extent permitted by applicable law. The Company also may, in its discretion and to the extent permitted under applicable law, offset against the employee’s Severance Benefits the value of unreturned property and any outstanding loan, debt or other amount the employee owes to The Western Union Company, its subsidiaries or affiliates. The Company may recover any overpayment of Severance Benefits made to an employee or an employee’s estate under this Policy or, to the extent permitted by applicable law, offset any other overpayment made to the employee against any Severance Benefits or other amount The Western Union Company, its subsidiaries or affiliates owes the employee or the employee’s estate.

11. Proration of Bonuses

In the Company's sole and absolute discretion, eligible employees may be paid a pro-rata portion of either their target or actual incentive bonus, if applicable, based on the portion of the bonus plan year the employee was actively employed by the Company. Any such bonus payment will be made at such time as determined by the Company in its sole discretion (but no later than March 15 of the calendar year following the year of the employees’ Termination Date), and will be based on the Company’s achievement of financial or other goals and/or employees’ pre-established performance criteria as well as the applicable bonus plan document. The amount and payment of the bonus, if any, will be determined in the sole discretion of the Company.

12. Commissions and Paid Time Off

Employees will receive payment for any unused paid time off, subject to the terms of the applicable Company Paid Time Off Policy or as otherwise required by state or other applicable law. The applicable commission plan documents will govern payment of commissions.

13. The Western Union Company Long-Term Incentive Plan ("LTIP")

Nothing in this Policy alters the terms and conditions of the Company's LTIP or any equity award agreement thereunder. Except as otherwise provided in the LTIP or any applicable award agreement under the LTIP, employees shall not vest in any LTIP stock options or other equity awards after the employee’s date of termination. Any period of severance will not be considered under the LTIP for vesting purposes. Employees receiving Severance Benefits must exercise any vested stock options within the period of time specified in the applicable Stock Option Agreement. Employees should refer to the

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

LTIP or any applicable stock option agreement for details regarding their applicable post-termination exercise period.

14. Outplacement

In the Company's sole and absolute discretion, employees who are eligible for Severance Benefits under the Policy also may be eligible for outplacement services selected by the Company. Examples of outplacement services include job search strategies and resume preparation assistance. Eligibility for, and the scope of, any outplacement services will be determined in the sole discretion of the Company. Under no circumstances will employees be eligible to receive a cash payment in lieu of outplacement services.

15. Re-employment and Other Employment

In the event an employee is re-employed in any capacity by The Western Union Company or any of its subsidiaries or affiliates prior to the commencement of or within the Severance Period, or otherwise performs services for the Company in any capacity during the Severance Period (including, without limitation, as an employee or contractor of any enterprise which provides any services to the Company, but excluding individuals who are not performing services for the Company on a substantially-full time basis or who are also providing services to entities that are not related to The Western Union Company or its subsidiaries or affiliates, in either case as determined by the Employee Benefits Committee of The Western Union Company in its sole discretion and documented in writing), the payment of any Severance Benefits payable with respect to the prior termination immediately will cease and such Severance Benefits will no longer be payable under this Policy. In addition, the employee will be required to repay to the Company a prorated amount of the Severance Pay (as set forth in Section 7(a) above) received by the employee prior to such rehire or other commencement of services. Such repayment of Severance Pay is a condition of, and must be made prior to, any such rehire or commencement of services. The prorated amount to be paid will be based upon the period between the effective date of the employee’s rehire (or other commencement of services) and the end of the employee’s Severance Period, as calculated by the Company in its sole discretion. In no event will the employee be required to repay any portion of the Health Coverage Subsidy set forth in Section 7(b) of this Policy.

If an employee obtains employment other than with The Western Union Company or any of its subsidiaries or affiliates during the Severance Period (and is otherwise exempt from the repayment obligations of the preceding paragraph), the employee will continue to receive any remaining Severance Benefits, subject to the terms of this Policy, unless the Company determines that the employee has violated the Agreement and Release or any non-solicitation, non-compete, non-disclosure, confidentiality, or any other post-employment obligations the employee owes to the Company, Western Union, and/or their subsidiaries or affiliates. In the event the Company determines that the employee has violated the Agreement and Release or any other such post-employment obligations, in addition to its right to seek any other remedies available to it at law or equity, including but not limited to the right to seek an injunction prohibiting the employee from engaging in the breaching conduct, the employee will be obligated to immediately repay to the Company upon the Company’s written demand the Severance Pay (as set forth in Section 7(a) above) received by the employee under this Policy.

16. Bridge of Service

Employees who are re-employed by The Western Union Company or any of its subsidiaries or affiliates within one year of their Termination Date will, for purposes of determining the number of months/weeks of Severance Pay to which they may be entitled in connection with any future termination, receive credit for the Years of Service they accumulated on or before their prior Termination Date, provided that such employees have repaid to the Company a prorated portion of any Severance Pay they received in

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

connection with their earlier termination of employment in accordance with Section 15 of this Policy. Employees who are re-employed by The Western Union Company or any of its subsidiaries or affiliates after the expiration of one year from their Termination Date will not, for purposes of determining the number of months/weeks of Severance Pay to which they may be entitled in connection with any future termination, receive such credit.

17. Funding

This Severance Policy is not funded, and payment of benefits hereunder is made from the general assets of the Company.

18. Administration

This Policy shall be administered by the Employee Benefits Committee of The Western Union Company (“EBC”) or its successor or delegate, which as the Named Fiduciary shall have the absolute discretion and exclusive right to interpret, construe and administer the Policy and to make final determinations on all questions arising under the Policy, including but not limited to, questions concerning eligibility for, the amount of and receipt of Policy benefits. Severance Benefits under this Policy shall be paid only if the EBC determines in its absolute discretion that the employee is entitled to them. All decisions of the EBC will be conclusive, final and binding upon the parties.

19. Changing or Ending the Policy

The Western Union Company reserves the right to amend or terminate this Policy at any time and for any reason, with or without retroactive effect. Any such amendment or termination shall be accomplished as directed by The Western Union Company, including, but not limited to, by the Compensation and Benefits Committee of the Board of Directors of The Western Union Company and, to the extent authorized in its charter, by The Western Union Company Plan Design Committee, in either case at a meeting held either in person or by telephone or other electronic means, or by unanimous written consent in lieu of a meeting, and in accordance with their bylaws or other established rules of procedure. For greater clarity, the Policy’s terms cannot be modified by written or oral statements made to an employee by human resources representatives, Company management or other personnel.

20. Definitions

Comparable Position is an employment position with The Western Union Company, an affiliate or a subsidiary of The Western Union Company or an unrelated Successor to The Western Union Company or such affiliate or subsidiary, which as a whole, provides substantially the same level of compensation and fringe benefits, as determined by the Company in its sole discretion, and is located within 35 miles of the prior primary work location. A Comparable Position does not have to provide an identical level of compensation and fringe benefits and does not have to be identical or even similar to the employee’s previous position with the Company (or result in the employee performing identical or even similar job responsibilities).

Full-Time Employee is an employee of the Company who is, as of his or her Termination Date, regularly scheduled to work at least forty (40) hours per week.

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

Part-Time Employee is as an employee of the Company who is, as of his or her Termination Date, regularly scheduled to work at least twenty (20) hours but less than forty (40) hours per week.

Misconduct is determined by the Company in its sole discretion and includes any actions contrary to or in violation of the Company’s policies, procedures, behaviors, or Code of Conduct, including but not limited to the following:

•
Theft, dishonesty or other irregularities that impact or could impact the Company or its subsidiaries or affiliates, such as (by way of example only) the falsification of any Company records and lying during an investigation.
•
Damage, loss or destruction of Company, employee or customer property due to negligent or intentional acts.
•
Unauthorized removal from Company premises or use of property belonging to the Company without the appropriate level of approval.
•
Substance abuse on the premises or being under the influence of intoxicants that may negatively impact work performance.
•
Willful and continuous neglect of or refusal to perform Company duties or responsibilities, gross negligence or willful malfeasance in the performance of duties and responsibilities, or the willful taking of actions that materially impair the employee’s ability to perform their duties and responsibilities.
•
Intentional provision of services in competition with the Company or its subsidiaries or affiliates or intentional disclosure to a Company competitor of any confidential or proprietary information of the Company or any subsidiary or affiliates.
•
Engaging in any activity inconsistent with the Company’s stated compliance with state, federal, and other laws governing the conduct of Company business.

Regular Base Salary is the employee’s current annual rate of base cash compensation paid on each regularly scheduled payday for the employee’s regular work schedule as of his or her Termination Date and is calculated to include any before-tax employee contributions that are deducted for Company benefit plans. Regular base salary does not include premium pay, such as shift differential and overtime, taxable or nontaxable fringe benefits or awards, paid time off, performance awards, bonus, commission or other incentive pay (except as otherwise provided in this Policy), or any payments which are not made on each regular payday, regardless of how such payments may be characterized.

Severance Benefits are Severance Pay and any other severance benefits payable to an eligible employee pursuant to this Policy.

Severance Pay is the amount of severance pay payable to an eligible employee pursuant to the applicable Severance Pay Schedule set forth in Section 7(a) of this Policy.

Successor is an entity that: (1) by acquisition, merger or otherwise succeeds to or assumes responsibility for the business operations of the Company or any business unit or subdivision thereof, or (2) provides outsourcing, subcontracting, or similar services with respect to the Company or any business unit or subdivision thereof.

Termination Date is the date on which the employee’s employment with the Company terminates for a reason set forth under Section 5.

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

Years of Service are, subject to Section 16 of this Policy, the number of full years of uninterrupted service as a regular Full-Time Employee or Part-Time Employee from such employee’s most recent date of hire up to his or her Termination Date. Partial years of service are not taken into account for purposes of this Policy. All Years of Service with First Data Corporation or any of its subsidiaries or affiliates shall be included for any employee who is hired by The Western Union Company or any of its subsidiaries or affiliates at the time of or prior to the first anniversary of the spin-off of The Western Union Company from First Data Corporation. Years of Service also includes: 1) time spent on Company-approved leaves of absence, provided that no more than one (1) cumulative Year of Service will be credited for such leaves of absence; and 2) prior service with certain acquired companies or other affiliated companies provided the prior service is negotiated for in the applicable acquisition agreement. In the absence of such provision in the applicable acquisition agreement and subject to a determination by the EBC, Years of Service may include prior service recognized by the acquired company or other company affiliated with the acquired company immediately preceding the effective sale date of the applicable acquisition agreement.

21. Miscellaneous

No employee vests in any entitlement or eligibility to benefits under this Policy until he or she has satisfied all requirements for eligibility specified in the Policy, his or her employment has terminated under eligible conditions, and the EBC has determined that the employee is entitled to benefits under the Policy. No interest accrues on any Severance Benefit to which an employee may be entitled under this Policy. Employees cannot assign or pledge any Severance Benefits that they are eligible for under this Policy. Subject to state and federal law, no creditor may attach or garnish any employee’s Severance Benefits.

22. Section 409A

All payments under this Policy are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (“Code Section 409A”), first, to the extent such payments are scheduled to be paid and are in fact paid during the short-term deferral period, as short-term deferrals pursuant to Treasury regulation §1.409A-1(b)(4), and then under the separation pay exemption pursuant to Treasury regulation §1.409A-1(b)(9)(iii), and for this purpose each payment shall be considered a separate payment such that the determination of whether a payment qualifies as a short-term deferral shall be made without regard to whether other payments so qualify and the determination of whether a payment qualifies under the separation pay exemption shall be made without regard to any payments which qualify as short-term deferrals. Payments under the Policy that do not qualify for the short-term deferral exemption shall be reduced to the extent necessary to satisfy the requirements of the separation pay exemption. To the extent any amounts under this Policy are payable by reference to an employee’s “termination of employment,” such term shall be deemed to refer to the employee’s “separation from service,” within the meaning of Code Section 409A. Notwithstanding the foregoing, under no circumstances shall the Company or any affiliate or any of its or their employees, officers, directors, service providers or agents have any liability to any person for any taxes, penalties or interest due on amounts paid or payable under the Policy, including any taxes, penalties or interest imposed under Code Section 409A.

23. Review Procedure

Employees eligible to receive Severance Benefits under this Policy will be notified of such eligibility as soon as administratively practicable after employment termination. If an employee who believes he or she is eligible to receive Severance Benefits does not receive such notice or disagrees with the amount of Severance Benefits set forth in such notice, or if an employee is informed that he or she is not eligible for Severance Benefits under this Policy, the employee (or his or her legal representative) may file a written

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

claim for benefits with the Company's senior human resources executive. The written claim must include the facts supporting the claim, the amount claimed, and the employee’s name and mailing address.

If the claim is denied in part or in full, the Company's senior human resources executive will notify the employee by mail no later than 90 days (or 120 days in special circumstances) after the senior human resources executive receives the written claim. The notice of denial will state the specific reasons for the denial, the provisions of the Policy on which the denial is based, an explanation of the claims appeal procedure and applicable time limits, including a statement of the employee’s right to bring a civil action under Section 502(a) of ERISA following a benefit claim denial on review and, if applicable, a description of any additional information or material required by the EBC to consider the claim as well as an explanation as to why such information or material is necessary.

An employee (or his or her legal representative) may appeal the denial by filing a written appeal with the EBC. The written appeal must be received no later than 60 days after the employee or legal representative received the notice of denial. During the same 60-day period, the employee or legal representative may have reasonable access to pertinent documents and may submit written comments and supporting documents, records and other materials to the EBC. The EBC will review the appeal and notify the employee or legal representative by mail of its final decision no later than 60 days (or 120 days in special circumstances) after the EBC receives the written appeal. If the claim is denied, the EBC’s decision on the employee’s claim for review will be communicated to the employee in writing and will clearly state the specific reason or reasons for the denial of the employee’s claim, reference the specific Policy provisions on which the denial of the claim is based, include a statement that the employee is entitled to receive, upon request and free of charge, reasonable access to, and copies of, the Policy and all documents, records and other information relevant to the claim for benefits, and include a statement describing the employee’s right to bring an action under Section 502(a) of ERISA. Any such claim can only be brought after the employee has followed these claim procedures, and cannot be brought later than one year following the date that the claim is denied.

OTHER INFORMATION YOU SHOULD KNOW

If you are an employee covered by this Policy, you are entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). ERISA provides that all Policy participants shall be entitled to:

Receive Information About Your Policy and Benefits

a. Examine, without charge, at the EBC's office and at other specified locations, such as worksites, all documents governing the Policy and a copy of the latest annual report (Form 5500 series) filed by or on behalf of the Policy with the U.S. Department of Labor and available at the Public Disclosure Room of the Employee Benefits Security Administration.

b. Obtain, upon written request to the EBC, copies of documents governing the operation of the Policy and copies of the latest annual report (Form 5500 series) and updated summary plan description. The EBC may make a reasonable charge for the copies.

Prudent Actions by Plan Fiduciaries

In addition to creating rights for Policy participants, ERISA imposes duties upon the people who are responsible for the operation of the employee benefit plan. These people who operate your Policy, called “fiduciaries” of the Policy. have a duty to do so prudently and in the interest of you and other Policy participants and beneficiaries.

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a benefit or exercising your rights under ERISA.

Enforce Your Rights

If your claim for a welfare benefit is denied or ignored, in whole or in part, you have a right to know why this was done, to obtain copies of documents relating to the decision without charge and to appeal any denial, all within certain time schedules.

Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request a copy of Policy documents or the latest annual report from the EBC and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the EBC to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of EBC. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or federal court.

If it should happen that Policy fiduciaries misuse the Policy’s money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who pays court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, because for example, your case is considered frivolous, you may have to pay all these costs and fees on your own.

Assistance with Your Questions

If you have any questions about this Policy, you should contact the Company’s Human Resources Department. If you have any questions about this statement or about your rights under ERISA, of if you need assistance in obtaining documents from the EBC, you should contact the nearest office of the Employee Benefits Security Administration, U.S. Department of Labor, listed in your telephone directory or the Division of Technical Assistance and Inquiries, Employee Benefits Security Administration, U.S. Department of Labor, 200 Constitution Avenue, N.W., Washington, D.C. 20210. You also may obtain certain publications about your rights and responsibilities under ERISA by calling the publication hotline of the Employee Benefits Security Administration.

THE WESTERN UNION COMPANY

SEVERANCE POLICY

(Tier I Employees)

Amended and Restated Effective August 24, 2018

ADDITIONAL INFORMATION

The details on the following chart are provided to you for your information and your possible use.

Name of Policy Type of Policy Policy Year

The Western Union Company Severance Policy Welfare 1/1 - 12/31

(Tier I)

Type of Policy Administration

Self-Administered

Source of Policy Funding

Benefits are paid from the general assets of the employer

Policy Sponsor

The Western Union Company

12500 E. Belford Avenue

Englewood, CO 80112

Policy Administrator

The Western Union Company

Employee Benefits Committee

12500 E. Belford Avenue, M21A3

Englewood, CO 80112

Agent for Service of Legal Process

The Western Union Company

General Counsel

12500 E. Belford Avenue

Englewood, CO 80112

In addition, service of legal process may be made upon the Policy Administrator.

Identification Number (Policy Sponsor)

20-4531180

Identification Number (Policy)

506

THIS DESCRIPTION OF THE WESTERN UNION COMPANY SEVERANCE POLICY SERVES AS THE OFFICIAL PLAN DOCUMENT AND AS THE LEGAL SUMMARY PLAN DESCRIPTION FOR TIER I PARTICIPANTS ONLY.